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                                                                       Exhibit 1



                                2,500,000 Shares

                       MANCHESTER EQUIPMENT COMPANY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                               November __, 1996

Ladenburg Thalmann & Co. Inc.
Cruttenden Roth Incorporated
       As Representatives of the several
       Underwriters named in Schedule A hereto
590 Madison Avenue
New York, New York  10022

         The undersigned, Manchester Equipment Company, Inc. (the "Company"), a New York corporation, and Barry R. Steinberg (the "Selling Stockholder") hereby confirm their agreement with you and the other underwriters named in Schedule A annexed hereto.

         Section 1. Underwriters and Representatives. The term "Underwriters," as used herein, will mean and refer collectively to you and the other underwriters named in Schedule A annexed hereto, and the term "Representatives" will refer to you in your capacity as the representatives of the Underwriters. Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives.

         Section 2. Shares Offered. The Company proposes to issue and sell to the Underwriters an aggregate of 2,125,000 shares of its authorized and unissued common stock, $.01 par value per share (the "Common Stock"), and the Selling Stockholder proposes to sell to the Underwriters an aggregate of 375,000 issued outstanding shares of Common Stock (collectively, the "Firm Shares"). The Company also proposes to grant to the Underwriters an Option (hereinafter defined) to purchase up to an additional aggregate of 375,000 shares (the "Option Shares") of its authorized and unissued Common Stock on the terms and for the purposes set forth in Section 4(b) hereof. The Firm Shares and the Option Shares are hereinafter sometimes together called the "Shares."





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         Section 3. Representations and Warranties. (a) The Company represents and warrants to each Underwriter that:

                           (i) A registration statement (File No. 333-13345) on
                  Form S-1, relating to the Shares, including a preliminary prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations and instructions (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed by the Company with the Commission. One or more amendments to such registration statement, including in each case a revised preliminary prospectus, have been so prepared and filed. If such registration statement has not become effective as of the execution and delivery of this Agreement, and the filing of a further amendment (the "Final Amendment") to such registration statement is necessary to permit such registration statement to become effective, such amendment will promptly be filed by the Company with the Commission. If such registration statement has become effective and any post-effective amendment has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. If such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will promptly be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations. The term "preliminary prospectus" as used herein means each prospectus subject to completion included at any time as part of such registration statement or any amendment thereto or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective, including financial statements and all exhibits (whether filed or incorporated by reference) and information deemed to be a part thereof at such time pursuant to Rule 430A of the Rules and Regulations is herein called the "Registration Statement"; and the term "Prospectus" as used herein means the final prospectus relating to the Shares in the form first filed with the Commission pursuant to Rule 424(b)(1) or (4) of the Rules and Regulations or if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date (as hereinafter defined). The date on which the Registration Statement becomes effective is hereinafter called the "Effective Date."

                           (ii) When the Registration Statement becomes
                  effective, and at all subsequent times to and including the Closing Time (hereinafter defined), and at each Option Exercise Time (hereinafter defined), or for such longer period as the

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                  Prospectus may be required to be delivered in connection with sales of the Shares by the Underwriters or a dealer, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto; provided, that no amendment or supplement to the Registration Statement or the Prospectus shall be made without prior consultation with you) will comply in all material respects with the requirements of the Act and the Rules and Regulations, will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection
                  (ii) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and made in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

                           (iii) The Commission has not issued an order
                  preventing or suspending the use of any preliminary prospectus with respect to the Shares and has not instituted or threatened to institute any proceedings with respect to such an order. Each preliminary prospectus, when filed with the Commission, conformed in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this sentence do not apply to statements or omissions in each such preliminary prospectus based upon and made in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                           (iv) The Company is, and at the Closing Time, and at
                  each Option Exercise Time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has, and at the Closing Time and at each Option Exercise Time will have, only one active subsidiary, Manchester International, Ltd. (the "Subsidiary"); the Subsidiary is, and at the Closing Time, and at each Option Exercise Time will be, a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. The Company owns, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions of every nature, all of the outstanding shares of the capital stock of the Subsidiary, and all of such shares have been duly and validly authorized and issued and are fully paid and non-assessable. Each of the

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                  Company and the Subsidiary has, and at the Closing Time and at
                  each Option Exercise Time will have, the corporate power and authority and all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except where failure to have any such approval, order, license, certificate, permit or governmental authorization would not have a material adverse effect upon the Company and the Subsidiary taken as a whole; and is, and at the Closing Time and at each Option Exercise Time will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it and/or the character of the assets owned and leased by it makes such license or qualification necessary, except for such jurisdictions in which the failure to be so licensed or qualified or in good standing would not have a material adverse effect upon the Company and the Subsidiary taken as a whole. Except for the shares of the stock of the Subsidiary owned by the Company and for shares of stock of certain wholly-owned corporations both of which are inactive, neither the Company nor the Subsidiary owns, and at the Closing Time and at each Option Exercise Time neither the Company nor the Subsidiary will own, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity; provided, however, that the foregoing representation shall not be applicable to the investment of the net proceeds from the sale of the Shares in short-term interest bearing notes or money market instruments defined as "Eligible Investments" in subsection (m) of Section 7 hereof. A complete and correct copy of the amended certificate of incorporation of the Company, the certificate of incorporation of the Subsidiary, the by-laws of the Company and the by-laws of the Subsidiary as currently in effect have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Time or each Option Exercise Time.

                           (v) The Company is, and at the Closing Time and at
                  the Option Exercise Time will be, authorized to issue only 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), and has heretofore validly issued, and has outstanding, and at the Closing Time and at each Option Exercise Time will have outstanding, fully paid and nonassessable, 6,200,000 shares of the Common Stock, without giving effect to the issuance of Shares by the Company pursuant to this Agreement, and has no shares of Preferred Stock outstanding. The Company has, and at the Closing Time and at each Option Exercise Time will have, reserved for issuance 1,100,000 shares of Common Stock under the Company's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (the "1996 Plan"), pursuant to which no options to purchase shares are outstanding or will be outstanding at

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                  the Closing Time. Subsequent to the date hereof and prior to the Closing Time, the Company will not issue or acquire any securities of the Company, except the Warrants (as hereinafter defined) or as set forth in this subsection (v). The Company does not have outstanding, and at the Closing Time the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of capital stock or any warrants, convertible securities or obligations, except the Warrants.

                           (vi) The consolidated financial statements of the
                  Company and its Subsidiary (including the footnotes thereto) filed with and as part of the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiary as of the respective dates thereof and the consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiary for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. KPMG Peat Marwick LLP (the "Company's accountants"), who have reported on certain of such financial statements, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The pro forma financial information included in the Registration Statement and the Prospectus has been properly compiled and complies in form in all material respects with the applicable accounting requirements of Regulation S-X of the Rules and Regulations. Such pro forma financial information included in the Registration Statement and the Prospectus presents fairly, on a basis consistent with that of the audited consolidated financial statements included therein, what the pro forma income from operations and pro forma net income of the Company would have been for the one-year period ended July 31, 1996, and what the pro forma net income per share would have been at July 31, 1996, based upon the assumptions set forth in the notes thereto and as adjusted based upon the assumptions set forth in the notes thereto. No other financial statements are required to be included in the Registration Statement and the Prospectus.

                           (vii) The Company has a duly authorized and
                  outstanding capitalization as disclosed in the Prospectus under "Capitalization" and will have the adjusted capitalization set forth therein at the Closing Time (based on the assumptions set forth therein). The financial and numerical information and data set forth in the Prospectus under "Prospectus Summary, "The Company," "Risk Factors," "Use of Proceeds," "Dividend Policy," "Capitalization," "Dilution," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal Shareholders" and "Description of Capital Stock" are fairly presented

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                  and prepared on a basis consistent with the audited
                  consolidated financial statements of the Company.

                           (viii) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus and prior to the Closing Time and to each Option Exercise Time, except as set forth in or contemplated by the Registration Statement and the Prospectus (A) each of the Company and the Subsidiary has and will have conducted its business in substantially the same manner as on July 31, 1996;
                  (B) neither the Company nor the Subsidiary has incurred or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business; (C) there has been no material adverse change with respect to the inventory owned by the Company or the Subsidiary such that such inventory is not, as of the date hereof, current and readily merchantable, containing no material amount of slow moving, obsolete or damaged goods which have not been written down in conformity with generally accepted accounting principles applied on a basis consistent with prior periods;
                  (D) neither the Company nor the Subsidiary has paid or declared nor will pay or declare any dividends or other distributions on its capital stock; and (E) there has not been and will not have been any change in the capitalization of the Company or the Subsidiary or any material adverse change in the business, business prospects, financial condition or results of operations of the Company and the Subsidiary taken as a whole or in the condition of the Company and the Subsidiary taken as a whole or in the value of the assets of the Company and the Subsidiary taken as a whole arising for any reason whatsoever.

                           (ix) Except as set forth in or contemplated by the
                  Registration Statement and the Prospectus, neither the Company nor the Subsidiary has, nor at the Closing Time and at each Option Exercise Time will have, any material contingent obligations.

                           (x) There are no actions, suits or proceedings at law
                  or in equity pending, or to the knowledge of the Company threatened, against the Company or the Subsidiary, any of their respective assets or any of their respective officers or directors, which have not been disclosed to you, before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the Company and the Subsidiary as a whole, or their businesses, business prospects, financial conditions, results of operations or properties taken as a whole. Neither the Company nor the Subsidiary is involved in any labor dispute nor, to their knowledge, is any such dispute threatened, which dispute would have a material

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                  adverse effect upon the properties, business, financial
                  condition or results of operations of the Company and its Subsidiary taken as a whole.

                           (xi) Each of the Company and the Subsidiary has, and
                  at the Closing Time and at each Option Exercise Time will have, complied in all respects with all laws, regulations and orders applicable to it or its business, the violation of which would have a material adverse effect upon its legal existence or its business, business prospects, financial condition, results of operations, earnings or properties. Each of the Company and the Subsidiary has, and at the Closing Time and at each Option Exercise Time will have, in all material respects performed all of the contractual obligations required to be performed by it, and is not, and at the Closing Time and at each Option Exercise Time will not be, in material default under (there being no existing state of facts which with notice or lapse of time or both would constitute a material default under) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its property is bound, and, to the knowledge of the Company, no other party under any such agreement or instrument to which the Company or the Subsidiary is a party is in material default thereunder.

                           (xii) The Company (i) keeps books, records and
                  accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiary and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor the Subsidiary has made any payment to any state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties (other than payments required or permitted by the laws of the United States or any jurisdiction thereof).

                           (xiii) Neither the Company nor the Subsidiary is in
                  violation of its certificate of incorporation or by-laws, in each case as amended as of the date hereof.

                           (xiv) The outstanding shares of the Common Stock have
                  been, and all of the Shares, and the shares of Common Stock issuable upon exercise of the

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                  Warrants (as hereinafter defined), will, upon issuance and payment therefor, be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights to purchase securities issued by the Company. The holders of shares of the Common Stock will not be subject to personal liability for the obligations of the Company solely by reason of being such holders. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance. The Common Stock and the Shares conform, and when the Registration Statement becomes effective and at the Closing Time and at each Option Exercise Time will conform, to all statements with regard thereto contained in the Registration Statement and the Prospectus.

                           (xv) The Company has the corporate power and
                  authority to execute and deliver the Warrants on the terms and conditions set forth herein and in the Warrants, and has taken all corporate action necessary therefor; no consent, approval, authorization or other order of any regulatory agency is required for such execution or delivery except as may be required under the Act or state securities or "blue sky" laws; and when executed and delivered pursuant to the provisions of this Agreement, the Warrants will constitute the valid, binding and legally enforceable obligation of the Company.

                           (xvi) This Agreement has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law and the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity; the performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (there being no existing state of events which with notice or lapse of time or both would constitute a default) or result (or with the giving of notice or lapse of time or both result) in the creation or imposition of any lien, charge, or encumbrance upon the assets or properties of the Company or its Subsidiary, pursuant to any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, letter of credit agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties is bound, or under the certificate of incorporation or by-laws of the Company or the Subsidiary or under any statute or under any order, rule or regulation applicable to the Company or the Subsidiary or their respective businesses or properties or of any court or other governmental body; and no consent, approval, authorization or order of any court

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                  or governmental agency or body is required for the
                  consummation by the Company of the transactions on its part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                           (xvii) Each of the Company and the Subsidiary has
                  good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in or referred to in the Prospectus or are not significant or important in relation to the business of the Company and its Subsidiary taken as a whole. Each of the Company and the Subsidiary has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made, and proposed to be made, of such properties by it.

                           (xviii) There is no document or contract of a
                  character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. No transaction has occurred between or among the Company and its Subsidiary and any of their officers, directors or stockholders or any affiliate of any such officer, director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

                           (xix) The Company believes that each of it and the
                  Subsidiary has sufficient trademarks, trade names, registered service marks, patents, patent applications, patent rights, licenses, permits, copyright protection and governmental or other authorizations currently required for the conduct of its business, and each of the Company and the Subsidiary is in all material respects complying therewith, and the products and services, and the marks associated therewith, used by the Company and the Subsidiary do not, to the knowledge of the Company, violate or infringe in any material respect any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits or copyrights held or owned by any other party. Neither the Company nor the Subsidiary has received any notice of violation or infringement of or conflict with asserted rights of others with respect to any trademarks, trade names, registered service marks, patents, patent rights, licenses, permits, copyrights or authorizations owned or used by the Company or the Subsidiary.

                           (xx) The Company intends to apply its proceeds from
                  the sale of the Shares for the purposes set forth in the Prospectus under "Use of Proceeds."

                           (xxi) The Company is not, and does not intend to
                  conduct its business in a manner in which it would become, an "investment company" as defined in

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                  Section 3(a) of the Investment Company Act of 1940 as amended
                  (the "Investment Company Act").

                           (xxii) All issuances and sales of securities by the
                  Company were exempt from registration under the Act and complied in all material respects with the provisions of all applicable federal and state securities laws. No holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                           (xxiii) Neither the Company nor any of its officers
                  or directors or affiliates (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

                           (xxiv) The Company has not, and at the Closing Time
                  and at each Option Exercise Time will not have, incurred any liability for finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Shares, this Agreement or the transactions hereby contemplated, except for the Underwriters' discounts and commissions provided for in this Agreement.

                           (xxv) The Company and the Subsidiary have filed all
                  federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been, nor does the Company have any knowledge of any tax deficiency which might be, asserted against the Company or the Subsidiary which could materially adversely affect the earnings, assets, affairs, business prospects or financial condition of the Company and its Subsidiary taken as a whole.

                  (b) The Selling Stockholder represents and warrants to each Underwriter that:

                                    (i) The Selling Stockholder (A) has the
                           power and authority to execute and deliver this Agreement on the terms and conditions set forth herein; (B) is, and when the Registration Statement shall become effective and at the Closing Time will be, the owner of the Shares to be sold by him to the respective Underwriters pursuant to the terms hereof, in each case free and clear of all liens, charges, encumbrances and restrictions; (C) has paid to the Company the full purchase price required to be paid for such Shares; and (D) has, and when the Registration Statement shall become effective and at the Closing Time will have, the power and

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                           authority to convey good and valid title to such
                           Shares, in each case free and clear of all liens, charges, encumbrances and restrictions.

                                    (ii) Neither the execution and delivery or
                           performance of this Agreement or the consummation of the transactions herein contemplated nor the compliance with the terms hereof by the Selling Stockholder will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, guaranty, purchase agreement or other agreement or instrument to which the Selling Stockholder or any of the Selling Stockholder's property is bound, or under any statute or under any order, rule or regulation applicable to the Selling Stockholder or any of the Selling Stockholder's property of any court or other governmental agency; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions on the Selling Stockholder's part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

                                    (iii) At the Closing Time, all stock
                           transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

                                    (iv) The Selling Stockholder has read each
                           preliminary prospectus referred to in Section 3(a)(i) hereof (as amended or as supplemented if the Company shall have filed with the Commission prior to the date this representation is given an amendment thereof or supplement thereto including, without limitation, the Prospectus) and does not believe or have any reasonable grounds to believe that any untrue statement of a material fact is included therein or that there is omitted therefrom a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance in which they were made, not misleading.

                                    (v) The Selling Stockholder does not believe
                           or have any reasonable grounds to believe that any of the representations and warranties of the Company contained herein are false or misleading.


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                                    (vi) The Selling Stockholder has not, and at
                           the Closing Time will not have, taken directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or the resale of any of the Shares.

         Section  4. Purchase, Sale and Delivery of the Shares; Closing Time.

                  (a)(i) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein set forth, (A) the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, 2,125,000 Shares at and for a price of $_____ per Share; and (B) the Selling Stockholder agrees to sell to the Underwriters 375,000 Shares, and the Underwriters agree to purchase from the Selling Stockholder, such Shares at and for a price of $_____ per Share. The number of Shares to be purchased from the Company and the number of Shares to be purchased from the Selling Stockholder respectively (as adjusted by the Representatives to eliminate fractions), by each of the Underwriters shall be determined by multiplying the aggregate number of such Shares to be sold by the Company or the Selling Stockholder, as the case may be, by a fraction, the numerator of which is the total number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Firm Shares set forth in Schedule A hereto. The obligations of the Underwriters under this Agreement are several and not joint.

                           (ii) Delivery of the Firm Shares shall be made to you
                  for the accounts of the respective Underwriters, at the offices of Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York, or such other location in the New York metropolitan area as you shall advise the Company and the Selling Stockholder by at least one full business day's notice in writing, against payment by you on behalf of the respective Underwriters of the purchase price therefor to the Company by wire transfer of same-day federal funds of the amount to which the Company is entitled, at 10:00 A.M., New York City Time, on ____________ 1996, or on such other time and business day (Saturdays, Sundays and legal holidays in the City or State of New York not being considered business days for the purposes of this Agreement), as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to
                  Section 12 hereof, which time and date are herein called the "Closing Time." Delivery of the Firm Shares shall be made in registered form in such name or names and in such denominations as you shall request by at least two full business days' notice in writing. The cost of original issue tax stamps and transfer stamps, if any, in connection with the issuance and delivery or sale of the Firm Shares by the Company to the respective Underwriters shall be borne by the Company; the cost of transfer stamps, if any, in connection with the sale of the Firm Shares by the

                  Selling Stockholder to the respective Underwriters shall be borne by the Selling Stockholder. The Company will pay and save each Underwriter or its nominees, and any subsequent holder of the Firm Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the sale by the Company or the Selling Stockholder to such Underwriter of the Firm Shares or any portion thereof.

                           (iii) The Company and the Selling Stockholder will
                  make the certificates for the Firm Shares available to you for examination at the offices of Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York, or at such other place as you shall request, not later than 2:00 P.M., New York City Time, on the business day next preceding the Closing Time.

                  (b) Purchase, Sale and Delivery of the Option Shares. (i) The Company hereby grants to the respective Underwriters an option (the "Option") to purchase from the Company up to 375,000 Option Shares, in the same proportion as each Underwriter has agreed to purchase the Firm Shares, at and for a price of $______ for each Option Share; provided, however, that the Option may be exercised only for the purpose of covering any over-allotments which may be made by you in connection with the distribution and sale of the Firm Shares.

                           (ii) The Option is exercisable by you in whole or in
                  part at any time or times on or before 12:00 noon, New York City time, on the day prior to the Closing Time, and at any time or times thereafter during the period ending 30 days after the date of the Prospectus (or if such thirtieth day shall be a Saturday, Sunday or holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), in each case by giving notice to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Option is being exercised, the name or names in which the certificates for such Option Shares are to be registered, the denominations of such certificates and the date of delivery of such Option Shares, which date, if not the Closing Time, shall not be less than two nor more than three business days after such notice.

                           (iii) Upon each exercise of the Option, the Company
                  shall sell to the respective Underwriters the aggregate number of Option Shares specified in the notice exercising the Option and the Underwriters, on the basis of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, but subject to the terms and conditions of this Agreement, and the respective Underwriters shall purchase from the Company the aggregate number of Option Shares specified in such notice.

                           (iv) Delivery of the Option Shares with respect to
                  which the Option shall have been exercised shall be made to you for the account of the respective Underwriters, at the offices of Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York, or such other location in the New York metropolitan area as you shall determine and advise the Company, against payment by you, on behalf of the respective Underwriters, of the purchase price therefor to the Company by wire transfer of same-day federal funds of the amount to which the Company is entitled, at 10:00 A.M., New York City Time, on the date designated for delivery of the Option Shares in the notice given by you as above provided for, unless some other place, time and date is agreed upon (such time and date being herein called an "Option Exercise Time"). The cost of original issue tax stamps or transfer stamps, if any, in connection with each issuance and delivery of the Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter, and any subsequent holder of Option Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable as a result of the sale by the Company to such Underwriter of the Option Shares or any portion thereof.

                           (v) The Company will make the certificates for the
                  Option Shares to be purchased at each Option Exercise Time available to you for examination at the offices of Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York, or such other place as you shall request, not later than 2:00 P.M., New York City Time, on the business day next preceding each Option Exercise Time.

                           (vi) The obligation of the respective Underwriters to
                  purchase and pay for Option Shares at each Option Exercise Time shall be subject to compliance as of such date with all the conditions specified in Section 9 hereof and the delivery to you of opinions, certificates and letters, each dated the respective Option Exercise Time, substantially similar in scope to those specified in Section 9 hereof, and to the absence of any occurrence referred to in Section 11 hereof.

                  (c) Wire Transfer Payment; Closing. Each of the Company and the Selling Stockholder hereby acknowledge that the wire transfer by or on behalf of the Underwriters of the purchase price for any of the Shares does not constitute closing of a purchase and sale of the Shares. Only execution and delivery of a receipt for any of the Shares by the Underwriters indicates completion of the closing of a purchase of those Shares from the Company and the Selling Stockholder. Furthermore, in the event that the Underwriters wire funds to the Company or the Selling Stockholder prior to the completion of the closing of a purchase of any of the Shares, each of the Company and the Selling Stockholder hereby acknowledge that until the

Underwriters execute and deliver a receipt for those Shares, by facsimile or otherwise, the Company and the Selling Stockholder will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of any of the Shares is not completed and the wired funds are not returned by the Company or the Selling Stockholder to the Underwriters on the same day the wired funds were received by the Company, each of the Company and the Selling Stockholder agree to pay to the Underwriters in respect of each day the wired funds are not returned by the Company or the Selling Stockholder, in same-day funds, interest on the amount of such wired funds in an amount representing the Underwriters' cost of financing as reasonably determined by the Representatives.

         Section 5. Warrants. In order to induce you to enter into this Agreement, the Company shall execute and deliver to you, in your individual capacities and not as the Representatives, for an aggregate purchase price of $2,500.00, five-year warrants (the "Warrants") to purchase an aggregate of 250,000 shares of the Common Stock at an exercise price per share equal to 120% of the initial public offering price per share set forth on the cover page of the Prospectus. The Warrants shall be in the form of Exhibit 4.2 to the Registration Statement. Execution and delivery of Warrants, registered in your names or the names of such of your officers as you shall notify the Company in writing, shall be made to you, at the offices of Ladenburg Thalmann & Co. Inc. at 590 Madison Avenue, New York, New York, at the Closing Time.

         Section 6. Registration Statement and Prospectus. (a) The Company will deliver to you, without charge, three fully signed copies of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and to each Underwriter the number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements, but excluding exhibits, as each Underwriter may reasonably request.

                  (b) The Company has delivered to each Underwriter, and each of the Selected Dealers (hereinafter defined), without charge, as many copies as you have requested of each preliminary prospectus heretofore filed with the Commission and will deliver to each Underwriter and to others whose names and addresses are furnished by such Underwriter or a Selected Dealer, without charge, on the Effective Date, and thereafter from time to time during the period in which the Prospectus is required by law to be delivered in connection with sales of Shares by an Underwriter or a dealer, as many copies of the Prospectus (and, in the event of any amendment of or supplement to the Prospectus, of such amended or supplemented Prospectus) as you may reasonably request; without limiting the application of this Section 6(b), the Company, not later than (i) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (ii) 6:00 PM, New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle at the Closing Time.

                  (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the preliminary prospectuses, and authorizes each Underwriter, all dealers (the "Selected Dealers") selected by you in connection with the distribution of the Shares and all dealers to whom any of such Shares may be sold by the Underwriters or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Act, the applicable Rules and Regulations and applicable state law until completion of the public offering of the Shares and for such longer period as you may request if the Prospectus is required to be delivered in connection with sales of the Shares by an Underwriter or a dealer.

         Section 7. Covenants. (a) The Company covenants and agrees with each Underwriter that:

                           (i) After the execution and delivery of this
                  Agreement, the Company will not, at any time, whether before or after the Effective Date, file any amendment of or supplement to the Registration Statement or the Prospectus of which you shall not previously have been advised and furnished with a copy, or which you or Fulbright & Jaworski L.L.P. ("counsel for the Underwriters") shall not have approved (such approval to not be unreasonably withheld or denied), or which is not in compliance in all material respects with the Act or the Rules and Regulations.

                           (ii) If the Registration Statement has not become
                  effective, the Company will promptly file the Final Amendment with the Commission and will use its best efforts to cause the Registration Statement to become effective. If the Registration Statement has become effective, the Company will file the Rule 430A Prospectus or other Prospectus that constitutes a part thereof with the Commission as promptly as practicable, but in no event later than that permitted by Rule 424(b). The Company will promptly advise you (A) when the Registration Statement, or any post effective amendment thereto, shall have become effective, or any amendments or supplements to the Prospectus shall have been filed with the Commission; (B) of any request of the Commission or any state or other regulatory body for any amendment or supplement of the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or prohibiting the offer or sale of any of the Shares or of the initiation of any proceedings for such purpose; (D) of any receipt by the Company of any notification with respect to the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) of the happening of any event during the periods in which the Prospectus is to be used in conjunction with the offer or sale of Shares which makes any statement of any material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein not misleading. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and, if such order is issued, to obtain the lifting thereof as promptly as possible.

                           (iii) The Company will prepare and file with the
                  Commission, upon your request, any such amendments of or supplements to the Registration Statement or the Prospectus, in form and substance reasonably satisfactory to each of Epstein Becker & Green, P.C. and Kressel, Rothlein & Roth, Esqs. (collectively, "counsel for the Company"), as in the opinion of counsel for the Underwriters may be necessary or advisable in connection with the distribution of the Shares or any change in the price at which, or the terms upon which, the Shares may be offered by you, and will use its best efforts to cause the same to become effective as promptly as possible.

                           (iv) The Company will comply with the Act and the
                  Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares under the Act and the Exchange Act. If at any time when a prospectus is required to be delivered under the Act an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements of material fact therein not untrue or misleading or to make the Prospectus comply with the Act, the Company will notify you promptly thereof and will, subject to the provisions of Section 7 hereof, furnish to you an amendment or supplement which will correct such statement in accordance with the requirements of Section 10 of the Act.

                           (v) The Company will comply in all material respects
                  with all of the provisions of any undertakings contained in the Registration Statement.

                           (vi) The Company will take all necessary actions to
                  furnish to whomever you direct, when and as requested by you, all necessary documents, exhibits, information, applications, instruments and papers as may be required or, in the opinion of counsel for the Underwriters, desirable in order to permit or facilitate the sale of the Shares. The Company will use its best efforts to qualify or register the Shares for sale under the so-called blue sky laws of such jurisdictions as you shall request, to make such applications, file such documents and furnish such information as may be required for such purpose and to comply with such laws so as to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares.

                           (vii) During the period of three years commencing on
                  the Effective Date, the Company will furnish to the Representatives, in such number of copies as the Representatives may reasonably request, (A) within 120 days after the end of each fiscal year of the Company, either (1) a consolidated balance sheet of the Company and its then consolidated subsidiaries, and a separate balance sheet of each subsidiary if any, of the Company the accounts of which are not included in such consolidated balance sheet, as of the end of such fiscal year, and consolidated statements of income and stockholders' equity of the Company and its consolidated subsidiaries, and separate statements of income and stockholders' equity of each of the subsidiaries, if any, of the Company the accounts of which are not included in such consolidated statements, for the fiscal year then ended, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and all certified by independent accountants (within the meaning of the Act and the Rules and Regulations), or (2) the Company's Form 10-K for such fiscal year as filed with the Commission in accordance with the Exchange Act; (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, either (1) similar balance sheets as of the end of such fiscal quarter and similar statements of income and stockholders' equity for the fiscal quarter then ended, all in reasonable detail, and all certified by the Company's principal financial officer or the Company's principal accounting officer as having been prepared in accordance with generally accepted accounting principles, consistently applied, or (2) the Company's Form 10-Q for such fiscal quarter as filed with the Commission in accordance with the Exchange Act; (C) as soon as available, each report furnished to or filed with the Commission or any securities exchange and each report and financial statement furnished to the Company's stockholders generally; and (D) as soon as available, such other material as the Representatives may from time to time reasonably request regarding the financial condition and operations of the Company and its subsidiaries.

                           (viii) The Company will make generally available to
                  its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days, if such 12-month period coincides with the Company's fiscal year), an earnings statement of the

                  Company, which will be in reasonable detail, but need not be audited, and will cover a period of twelve months commencing after the Effective Date. Such earnings statement shall comply with the requirements of Section 11(a) of the Act or Rule 158 of the Rules and Regulations. During the period of five years commencing on the Effective Date, the Company will furnish to its stockholders (A) within 75 days after the end of the first three fiscal quarters of each fiscal year, quarterly reports containing unaudited financial information, and (B) within 120 days after the end of each fiscal year, an annual report containing audited financial information.

                           (ix) Counsel for the Company, the Company's
                  accountants and the officers of the Company will respectively furnish the opinions, the letters and the certificates referred to in subsections (e), (f), (g) and (h) of Section 9 hereof, and, in the event that the Company shall file any amendment to the Registration Statement relating to the offering of the Shares or any amendment or supplement to the Prospectus relating to the offering of the Shares subsequent to the Effective Date, whether pursuant to subsection (a)(iii) of this Section 7 or otherwise, such counsel, such accountants and such officers will, at the time of such filing or at such subsequent time as you shall specify, respectively, furnish to you such opinions, letters and certificates, each dated the date of its delivery, of the same nature as the opinions, the letters and the certificates referred to in said subsections
                  (e), (f), (g) and (h) respectively, as you may reasonably request, or, if any such opinion, letter or certificate cannot be furnished by reason of the fact that such counsel or such accountants or any such officer believes that the same would be inaccurate, such counsel or such accountants or any such officer will furnish an accurate opinion, letter or certificate with respect to the same subject matter.

                           (x) Prior to the later to occur of the termination of
                  the Option and the Option Exercise Time, the Company will not issue, directly or indirectly, without your prior consent and that of counsel for the Underwriters not to be unreasonably withheld or delayed, any press release or other communication or hold any press conference with respect to the Company or its activities or this offering.

                           (xi) The Company will not, without your prior written
                  consent, sell, contract to sell or otherwise dispose of any securities, including shares of Common Stock, for a period of 180 days after the date of this Agreement, except the sale of the Shares, the issuance of the Warrants and the grant of options and the issuance of shares of Common Stock pursuant to the 1996 Plan and in accordance with Section 3(a)(v) hereof; and the Company has caused each of its officers, directors and all holders of 5% or more of the Common Stock, including any holder of a warrant, option or other security convertible into Common Stock, and any affiliate thereof, to deliver to you on or before the date of this Agreement an agreement, satisfactory in form and substance to you and counsel for the Underwriters, whereby each agrees, for a period of 180 days after the date of this Agreement, not to offer, pledge, sell or contract to sell, transfer or otherwise dispose of any shares of Common Stock, directly or indirectly, without your prior written consent, except for the sale of Shares to the Underwriters pursuant to this Agreement; provided, however, that each officer, director and holder of 5% or more of the Common Stock may sell, contract to sell, transfer, donate or bequeath any shares of Common Stock during this period if the transaction is exempt from registration under the Act and the transferee agrees, prior to the transaction, to be bound by all of the terms and conditions of this Section 7(a)(xi).

                           (xii) The Company will not at any time, directly or
                  indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

                           (xiii) The Company will apply the net proceeds from
                  the sale of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus. Prior to the application of such net proceeds, the Company will invest or reinvest such proceeds only in Eligible Investments (hereinafter defined). "Eligible Investments" shall mean the following investments so long as they have maturities of one year or less (A) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (B) obligations issued or guaranteed by any state or political subdivision thereof rated either Aa or higher, or MIG 1 or higher, by Moody's Investors Service, Inc. or AA or higher, or an equivalent, by Standard & Poor's Corporation, both of New York, New York, or their successors;
                  (C) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody's Investors Service, Inc. or A-1 or higher or an equivalent by Standard & Poor's Corporation, both of New York, New York, or their successors; and (D) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States or any state thereof, having a minimum equity of $500,000,000.

                           (xiv) During the period of 180 days commencing on the
                  date hereof, the Company will not, without the prior written consent of the Representatives, grant options to purchase shares at a price less than the initial public offering price per share set forth on the cover page of the Prospectus, other than options granted in accordance with Section 3(a)(v) hereof and (i) pursuant to the 1996 Plan or (ii) with an exercise price equal to or greater than fair market value.

                           (xv) The Company has caused the Common Stock to be
                  duly included for quotation on the Nasdaq Stock Market's National Market (the "National Market").

                           (xvi) Until the expiration of two years from the
                  Closing Time, in connection with any public or private debt or equity financing by the Company, the Company shall not appoint anyone as syndicate manager, broker or agent for such financing or registered public offering, unless the Company shall first offer the same to Ladenburg Thalmann & Co. Inc., upon specified terms and conditions, and if Ladenburg Thalmann & Co. Inc. shall fail to accept such terms and conditions within thirty days, then the Company shall be free to appoint any other firm or organization as its syndicate manager, broker or agent upon terms and conditions which shall not be more favorable to such firm or organization than those so offered to you.

                  (b) The Selling Stockholder covenants and agrees with each Underwriter that:

                           (i) The Selling Stockholder will not, directly or
                  indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Shares to facilitate the sale or the resale of any of the Shares.

                           (ii) If, subsequent to the date hereof, the Selling
                  Stockholder shall believe or have any reasonable grounds to believe that the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any of the representations and warranties of the Company or the Selling Stockholder contained herein or in any certificate or document contemplated under this Agreement to be delivered to you are false when made, the Selling Stockholder will promptly notify you, as the Representatives, to such effect.

                           (iii) The Selling Stockholder will not, without your
                  prior written consent, sell, contract to sell or otherwise dispose of any shares of Common Stock owned by or held of record in his name, except the sale of Shares to the Underwriters pursuant to this Agreement, for a period of 180 days after the Effective Date; provided, however, that the Selling Stockholder may sell, contract to sell, transfer, donate or bequeath any shares of Common Stock during this period if the transaction is exempt from registration under the Act and the transferee agrees, prior to the transaction, to be bound by all of the terms and conditions of this Section 7(b)(iii).

                           (iv) The Selling Stockholder will furnish the
                  certificates referred to in subsections (a)(viii) and (ix) of
                  Section 9 hereof.

         Section 8. Expenses. The Company will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including, but not limited to
(a) the costs incident to the issuance, sale and delivery to the Underwriters of the Shares (except that the Company will not be responsible for the underwriting discounts and commissions with respect to shares of common stock being sold by the Selling Stockholder); (b) the costs incident to the preparation, printing and filing under the Act of each preliminary prospectus, the Prospectus, the Registration Statement and any amendments or supplements thereof and exhibits thereto; (c) the costs of distributing the Registration Statement and any post-effective amendments thereto; (d) the costs of printing and distributing to the Representatives, the other Underwriters and any Selected Dealers copies of any preliminary prospectus, the Prospectus, the Registration Statement and any amendment or supplement to the Prospectus or Registration Statement required by this Agreement or the Act; (e) the costs of preparation, printing, mailing, delivery, filing and distribution of preliminary and final blue sky memoranda, Underwriters' Questionnaires and Powers of Attorney, letters to prospective Underwriters, the Agreement Among Underwriters, the Selling Agreement, this Agreement and all documents related thereto; (f) the filing fees of the Commission; (g) the costs of qualification or registration of the Shares in the jurisdictions referred to in subsection (f) of Section 7 hereof, including the legal fees and expenses of counsel for the Underwriters in connection therewith, and all filing fees in connection therewith, provided, however, that these expenses shall not exceed $25,000; (h) the cost of preparation, including the legal fees and expenses of counsel for the Underwriters in connection therewith, of all filings with the National Association of Securities Dealers, Inc. ("NASD") and all filing fees in connection therewith; (i) fees and expenses of counsel for the Company, the Company's accountants and the Company's consultants; (j) fees in connection with the quotation of the Common Stock on the National Market; and (k) all other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated by this Agreement. If the Firm Shares are not sold to the Underwriters, for any reason whatsoever, other than as a result of the Underwriters without cause under, or in breach of, this Agreement refusing to proceed with the purchase of the Firm Shares, the Company will pay all accountable out-of-pocket expenses which you may incur in connection with this Agreement and the transactions hereby contemplated, including all fees and expenses of counsel for the Underwriters in connection therewith. The provisions of this Section 8 are intended to relieve the Underwriters from payment of costs and expenses which the Company hereby agrees to pay and shall not effect any agreement between the Company and the Selling Stockholder for the sharing of such costs and expenses.

         Section 9. Conditions of the Underwriters' Obligations. The Underwriters' obligations hereunder to purchase and pay for the Shares are subject (as of the date hereof, the Closing Time and each Option Exercise Time) to the accuracy of and compliance with the representations and warranties of the Company and the Selling Stockholder herein and in each certificate and document contemplated under this Agreement to be delivered, to the accuracy of the statements of the Company and the Selling Stockholder and of the officers of the Company and the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and agreements hereunder and under each such certificate and document, and to the following additional conditions:

                  (a) (i) The Registration Statement shall have become effective not later than 5:00 P.M., New York City Time, on the date of this Agreement, or at such later time or on such later date as you may agree to in writing; (ii) if required, the Prospectus shall have been filed with the Commission pursuant to Rules 424(b)(1) or (4) of the Rules and Regulations within the applicable time period prescribed for such filing thereunder and in accordance with the provisions of Section 7(b) hereof; (iii) at or prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the blue sky laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the Commission or the authorities of any such jurisdiction; (iv) any request for additional information on the part of the Commission or any such authorities shall have been complied with to the satisfaction of the Commission or such authorities and counsel for the Underwriters; (v) the NASD, upon review of the terms of the public offering of Shares, shall not have objected to such offering, such terms, or the Underwriters' participation in the same; and (vi) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed without your prior consent.

                  (b) You shall not have advised the Company, and the Selling Stockholder shall not have advised any Underwriter or the Company, that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Between the time of the execution and delivery of this Agreement and the Closing Time, there shall be no litigation instituted against the Company or the Subsidiary or any of their respective officers or directors, and between such dates there shall be no proceeding instituted or threatened against the Company or the Subsidiary or any of their respective officers or directors before or by any federal, state, county or local commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could materially adversely affect the Company and its Subsidiary taken as a whole, or their businesses, business prospects or properties, or materially adversely affect the financial condition or results of operations of the Company and its Subsidiary taken as a whole.

                  (d) Each of the representations and warranties of the Company and the Selling Stockholder contained herein and in each certificate and document contemplated under this Agreement to be delivered shall be true and correct at the Closing Time as if made at the Closing Time, and all covenants and agreements contained herein, and in each such certificate and document, to be performed on the part of the Company or the Selling Stockholder and all conditions contained herein and in each such certificate and document to be fulfilled or complied with by the Company or the Selling Stockholder at or prior to the Closing Time shall have been duly performed, fulfilled or complied with.

                  (e) Counsel for the Company and the Selling Stockholder shall furnish to you opinions, in form and substance reasonably satisfactory to you, dated the Closing Date, as follows:

                           (i) Epstein Becker & Green, P.C. shall furnish an
                  opinion in the form of Exhibit 1 annexed hereto; and

                           (ii) Kressel, Rothlein & Roth, Esqs. shall furnish an
                  opinion in the form of Exhibit 2 annexed hereto.

                  Such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, and representatives of the independent public accountants for the Company at which conferences the officers, representatives and accountants discussed the contents of the preliminary prospectus, the Registration Statement, the Prospectus, and related matters and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto, at the time such Registration Statement or amendment became effective or the Prospectus or any amendment or supplement thereto as of its date or the date of such opinions contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and other financial or accounting data included in the Registration Statement or Prospectus).

                  Such opinions shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares hereunder as counsel for the Underwriters may reasonably request. In rendering the opinions set forth above, such counsel may rely upon, inter alia, representations and warranties contained herein and certificates of the officers of the Company and the Selling Stockholder and public officials as to matters of fact. In rendering such opinions, such counsel may state that no opinions are expressed therein concerning any laws other than those of the State of New York and Federal laws.

                  (f) Concurrently with the execution and delivery of this Agreement and at the Closing Time, the Company's accountants shall have furnished to you a letter, dated as of the date of its delivery, addressed to you and in form and substance satisfactory to you, to the effect that:

                           (i) Such accountants are independent certified public
                  accountants with respect to the Company and the Subsidiary as required by the Act and the Rules and Regulations, and the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

                           (ii) In their opinion the consolidated financial
                  statements and schedules and notes examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1.

                           (iii) On the basis of inquiries and procedures
                  conducted by them, including a reading of the latest available unaudited interim financial statements of the Company and the Subsidiary, inquiries of officials of the Company and the Subsidiary responsible for operational, financial and accounting matters, a reading of the minute books of the Company and the Subsidiary and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) any unaudited financial statements of the Company and the Subsidiary set forth in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements, and (B) during the period from July 31, 1996 to a specified date not more than five days prior to the date of such letter there was any change in the consolidated capital stock or consolidated debt of the Company and its Subsidiary, or any decrease in the consolidated total assets or consolidated shareholders' equity of the Company and its Subsidiary, each as compared with the amounts shown in the balance sheet as of July 31, 1996 included in the Registration Statement or any decrease from August 1, 1996 to the specified date, on a proportional basis with the fiscal year ended July 31, 1996, in revenues, earnings from operations, net earnings, pro forma net earnings and pro forma net earnings per share, except in all instances for changes, decreases or increases which the Registration Statement and the Prospectus disclose have occurred or may occur and except for such other changes, decreases or increases which you shall in your sole discretion accept.

                           (iv) In addition to their examination referred to in
                  their reports included in the Registration Statement and the Prospectus and the inquiries and limited procedures referred to in clause (iii) above, they have performed other procedures, not constituting an audit, with respect to certain numerical data and financial information appearing in the Registration Statement and the Prospectus, requested by you and specified in such letter and have compared such data and information with the accounting records of the Company and found them to be in agreement.

                           (v) On the basis of a reading of the pro forma
                  consolidated financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the pro forma consolidated financial statements do not comply in form in all material respects with the applicable accounting requirements of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  (g) At the Closing Time, there shall be furnished to you, on behalf of the Company, an accurate certificate, dated the date of its delivery, signed by each of the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to you, to the effect that:

                           (i) Each signer of such certificate has carefully
                  examined the Registration Statement and the Prospectus and (A) to his knowledge, as of the date of such certificate, the statements in the Registration Statement and the Prospectus are and were true and correct in all material respects and neither the Registration Statement nor the Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;
                  (B) in the case of a certificate delivered after the date of this Agreement, since the Effective Date, no event has occurred of which he has knowledge and which was required by the Act or the Rules and Regulations to be set forth in a supplement to or amendment of the Prospectus but which has not been so set forth; and (C) since the dates as of which and the periods for which information is given in the Registration Statement and the Prospectus, there has not been to his knowledge any material adverse change, in the financial condition or business prospects of the Company from that set forth in the Registration Statement and the Prospectus, other than changes which the Registration Statement and the Prospectus specifically disclose have occurred or may occur subsequent to the Effective Date.

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued, and no proceedings for such purpose have been commenced or are, to the knowledge of each signer of such certificate, threatened or contemplated by the Commission.

                           (iii) No stop order suspending the qualification or
                  registration of any of the Shares under the blue sky laws of any jurisdiction (whether or not a jurisdiction you shall have specified) has been issued, and no proceedings for such purpose have been commenced or are, to the knowledge of each signer of such certificate, threatened or contemplated by any jurisdiction.

                           (iv) The conditions, separately set forth in such
                  certificate, contained in subsections (a), (c) and (j) of this
                  Section 9 have been complied with.

                           (v) There has been no breach of any of the terms or
                  provisions of the agreements referred to in Section 7(a)(xi) hereof.

                           (vi) Each of the representations and warranties of
                  the Company contained in this Agreement and in each certificate and document contemplated under this Agreement to be delivered to you was, when originally made and is, at the time such certificate is dated, true and correct.

                           (vii) Each of the covenants required herein to be
                  performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with by the Company.

                  (h) The Selling Stockholder shall have performed all of the covenants contained herein and in any certificate or document contemplated under this Agreement to be delivered to you and required to be performed by the Selling Stockholder at or prior to the Closing Time, and you shall have received at the Closing Time, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement and in each such certificate and document are true and correct in all respects on and as of the date of such certificate as if made on and as of such date, and each of the covenants and conditions required to be performed or complied with by the Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

                  (i) The Company and the Selling Stockholder shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested in a timely manner as to the accuracy and completeness, at the Closing Time, of any statement in the Registration Statement or the Prospectus; as to the accuracy, at the Closing Time, of the representations and warranties of the Company and the Selling Stockholder herein and in each certificate and document contemplated under this Agreement to be delivered to you; as to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and under each such certificate and document; or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

                  (j) Except as contemplated by the Registration Statement and the Prospectus, since the date hereof, there shall not have been any change in the capitalization of the Company or any material adverse change in the business, business prospects, financial condition or results of operations of the Company or in the value of the assets of the Company, or any material change, without your consent, in the conduct of the business of the Company, arising for any reason whatsoever.

                  (k) Each of the agreements referred to in Section 7(a)(xi) hereof shall have been delivered to you and there shall have been no breach of any such agreement.

                  (l) All corporate proceedings and other legal matters relating to the sale and transfer of the Shares, this Agreement, the Warrants, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory in all material respects to counsel for the Underwriters, who shall have furnished to you at the Closing Time such opinion, in form and substance reasonably satisfactory to you, with respect to the sufficiency of the aforementioned corporate proceedings and other legal matters as you may reasonably require; and the Company shall have furnished to such counsel such records and documents as such counsel may have reasonably requested in a timely manner for the purpose of enabling them to pass upon such matters.

                  (m) The Common Stock shall be authorized for quotation on the National Market.

                  All of the opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters. You reserve the right to waive any condition hereinabove set forth. Each opinion, certificate, letter or other document required to be delivered at the Closing Time shall also be required to be delivered at each Option Exercise Time.

         Section 10. Indemnification and Contribution. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any reasonable investigation, legal or other expense incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which an Underwriter or they or any of them may become subject under the Act, the Exchange Act or otherwise but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon,
(i) any untrue statement or alleged untrue statement made by the Company or the Selling Stockholder in Section 3 of this Agreement; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or in any application or other document executed by the Company or the Selling Stockholder based upon written information furnished by or on behalf of the Company or the Selling Stockholder filed in any jurisdiction in order to register or qualify the Shares under the securities laws thereof or filed with the Commission, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the employment by the Company or the Selling Stockholder of any device, scheme or artifice to defraud, or the engaging by the Company or the Selling Stockholder in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company or the Selling Stockholder shall participate, in connection with the issuance and sale of any of the Shares; provided, however, that (i) the indemnity agreement contained in this subsection
(a) shall not extend to any Underwriter in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company through you or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto; and (ii) the obligations of the Selling Stockholder to indemnify the Underwriters and the aforementioned controlling persons under the provisions of subsection (a) shall be limited to the product of the number of Shares sold by the Selling Stockholder and the initial public offering price set forth on the cover page of the Prospectus (net of underwriting discounts and commissions but before deducting expenses); and provided, further, that if any preliminary prospectus or the Prospectus contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised preliminary prospectus or in the Prospectus or in an amended or supplemented Prospectus, neither the Company nor the Selling Stockholder shall be liable to any Underwriter under this subsection
(a) with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, such revised preliminary prospectus or Prospectus or amended or supplemented Prospectus. The Company and the Selling Stockholder, jointly and severally, agree to pay any legal and other expenses for which it is liable under this subsection (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to such Underwriter, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such Underwriter specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus or any such amendment or supplement thereto; provided, however, that the obligation of each Underwriter to indemnify the Company and the Selling Stockholder under the provisions of this subsection (b) shall be limited to the product of the number of Shares purchased by such Underwriter and the initial public offering price set forth on the cover page of the Prospectus. Each Underwriter agrees to pay any legal and other expenses for which it is liable under this subsection (b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing subsections (a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such subsections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in subsection (a) or (b) of this
Section 10. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties; and
(ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in subsection (a) or
(b) of this Section 10 is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unenforceable in accordance with its terms, the Company, the Selling Stockholder and, subject to the limitations set forth below, the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company, the Selling Stockholder and one or more Underwriters, in such proportions as are applicable to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of this Section 10, then the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in such proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus and in the notes thereto. The relative fault of the Company and the Selling Stockholder and of the Underwriters, on the other, shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against or appearing as a third-party witness in any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of any loss, claim, damage, liability or action covered by this Section; (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the proceeds of the Shares sold by him (net of underwriting discounts and commissions but before deducting expenses) exceeds the amount of any damages which the Selling Stockholder has otherwise been required to pay in respect to any loss, claim, damage, liability or action covered by this Section; and (iii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter. The Underwriters' obligations to contribute pursuant to this subsection (d) are several in proportion to their respective underwriting commitments and not joint.

                  (e) The respective indemnity and contribution agreements by the Underwriters, the Selling Stockholder and the Company contained in subsections (a), (b), (c) and (d) of this Section 10, and the covenants, representations and warranties of the Company and the Selling Stockholder set forth in Sections 2, 3, 4, 5, 6, 7 and 8 hereof, shall remain operative and in full force and effect regardless of (i) any investigation made by any Underwriter, on its behalf or by or on behalf of any person who controls an Underwriter, the Company or any controlling person of the Company or any director or officer of the Company or the Selling Stockholder; or (ii) acceptance of any of the Shares and payment therefor; and shall survive the delivery of the Shares, and any successor of any Underwriter or the Company, or of any person who controls any Underwriter or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Underwriters, the Company and the Selling Stockholder contained in subsections
(a), (b), (c) and (d) of this Section 10 shall be in addition to any liability which the Underwriters, the Company and the Selling Stockholder may otherwise have.

         Section 11. Termination. This Agreement (except for the provisions of Sections 8 and 10 hereof) may be terminated by you by notifying the Company and the Selling Stockholder at any time:

                  (a) prior to the earliest of (i) 11:00 a.m., New York City time, on the business day immediately following the date hereof, (ii) the time of release by the Representatives for publication of the first newspaper advertisement which subsequently is published with respect to the Shares or
(iii) the time when the Shares are first generally offered by the Representatives to dealers by letter or telegram;

                  (b) at or prior to the Closing Time if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled or if any of the covenants, representations or warranties contained herein or in any certificate or document contemplated under this Agreement to be delivered to you shall not have been satisfied or fulfilled in all material respects within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by you in writing; or

                  (c) at or prior to the Closing Time if any one or more of the following shall have occurred or have been established between the time of your execution of this Agreement and the Closing Time and in your judgment the same has made or makes it inadvisable or impracticable for you generally to proceed with the offering, sale, delivery, or collection of payment for, the Shares pursuant to the public offering contemplated by this Agreement (i) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, American Stock Exchange, National Market or in the over-the-counter market; (ii) any new legal or regulatory restriction affecting the distribution of securities generally or of the Shares; (iii) a material adverse change in general market or economic conditions, either domestic or foreign, from such conditions on the date hereof; (iv) a declaration of a banking moratorium by Federal or New York State authorities; (v) any outbreak of major hostilities or other national or international calamity; (vi) a material interruption in the mail service or other means of communications within the United States; (vii) an action by any government in respect of its monetary affairs which, in your opinion, has a material adverse effect on the United States securities markets; or (viii) any material adverse change or any material adverse development involving a prospective change not contemplated in the Registration Statement and affecting particularly the business or properties of the Company or the Subsidiary.

                  Your right to terminate will not be waived or otherwise relinquished because you do not give the required notice of termination prior to the time that the event stated in this Section 11(c) giving rise to the right to terminate shall have ceased to exist, provided that you give the required notice prior to the Closing Time. Any termination of this Agreement pursuant to this
Section 11 shall be without liability of the Company or the Selling Stockholder to the Underwriters, except as otherwise provided in Sections 8 and 10 hereof.

         Section 12. Default of Underwriters. If any Underwriter or Underwriters default in their obligation to take and pay for Firm or Option Shares and the aggregate number of Firm or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate number of Firm or Option Shares, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm or Option Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of Firm or Option Shares with respect to which such default or defaults occur is more than 10% of the aggregate number of Firm or Option Shares, as the case may be, and arrangements satisfactory to you for the purchase of such Firm or Option Shares by other persons (who may include one or more of the non-defaulting Underwriters including you) are not made within 36 hours after such default, this Agreement may be terminated by you without liability on the part of any non-defaulting Underwriter or the

Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 8 and except for the provisions of Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 12, the Representatives shall have the right to postpone the Closing Time or the Option Exercise Time, as the case may be, established as provided in Section 4 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         Section 13. Notice. Except as otherwise expressly provided in this Agreement, whenever advice or a notice, objection, designation, request or report is given or is required by the provisions of this Agreement to be given, such advice, notice, objection, designation, request or report shall be in writing and shall be delivered by first-class mail, postage prepaid, nationally recognized courier or by telecopy, (a) if to the Company, or the Selling Stockholder, addressed to it or him and delivered at 160 Oser Avenue, Hauppauge, New York 11788 (telecopier number 516/435-1044), Attention: Barry R. Steinberg, with a copy to (i) Epstein Becker & Green, P.C. (telecopier number 212/661-0989), Attention: Seth I. Truwit, Esq. and (ii) Stebel & Paseltiner, P.C. (telecopier number 516/496-8112), Attention: Bernard Stebel, Esq.; and (b) if to you or the Underwriters, addressed to Ladenburg Thalmann & Co. Inc., and delivered at 590 Madison Avenue, New York, New York 10022 (telecopier number 212/872-1730), Attention: Ronald Kramer, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 (telecopier number 212/752-5958), Attention: Richard H. Gilden, Esq., or at such other address or telecopier number as a party hereto may give notice in accordance herewith.

         Section 14. Miscellaneous. (a) This Agreement is made solely for the benefit of the Underwriters, the Selling Stockholder, and the Company, the Company's directors, the Company's officers who shall have signed the Registration Statement and any controlling person referred to in Section 10 hereof, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Shares from the Underwriters. All of the obligations of the Underwriters hereunder are several and not joint.

                  (b) The information in the Prospectus under the section "Underwriting" with respect to (i) the names of, and number of Shares to be purchased by, each of the Underwriters and (ii) the amounts of the selling concession and reallowance shall constitute the only information furnished in writing by or on behalf of the several Underwriters for use in connection with the preparation of the Registration Statement as originally filed or in any amendment thereto, any preliminary prospectus or the Prospectus as the case may be.

                  (c) This Agreement shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company, the Selling Stockholder and you relating to the sale of any of the Shares.

                  (d) No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition contained herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

                  (e) This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of law thereof. If any action or proceeding shall be brought by any of the Underwriters in order to enforce any right or remedy under this Agreement, the Company and the Selling Stockholder hereby consent to and submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the Borough of Manhattan, City of New York.

                  (f) This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

                  (g) Wherever, in this Agreement, reference is made to the acknowledgment, agreement, approval, consent, demand, determination, election or request by a party or parties hereto, the same must be in writing.

                  (h) Descriptive headings are for convenience only and shall in no way define, limit or affect this Agreement.

         Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder, and you.

Very truly yours,

MANCHESTER EQUIPMENT CO., INC.



                                     By:_______________________________________



                                     __________________________________________
                                                       Barry R. Steinberg


Accepted as of the date
first above written

LADENBURG THALMANN & CO. INC.

CRUTTENDEN ROTH INCORPORATED

By:      LADENBURG THALMANN & CO., INC.


By:_________________________________
Acting on behalf of itself and as
the Representatives of the other
Underwriters named in Schedule
A attached hereto.

                                   SCHEDULE A




                                                                        Number
Name of Underwriter                                                    of Shares
-------------------                                                    ---------
Ladenburg Thalmann & Co. Inc.


Cruttenden Roth Incorporated







                                                                       ---------

Total                                                                  2,500,000
                                                                       =========

                                    EXHIBIT 1

                 FORM OF OPINION OF EPSTEIN BECKER & GREEN, P.C.


         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company has the corporate power and authority to own or lease all of the assets owned or leased by it, and conduct its business as described in the Registration Statement and the Prospectus.

         (ii) Based upon such counsel's review of statutes, rules and regulations which, in such counsel's experience, are normally applicable to transactions of the type provided for in this Agreement, but without such counsel having made any special investigation concerning any other statutes, rules and regulations, authorization, approval, consent or license of any governmental or regulatory body, except as may be required under the Act or the securities or blue sky laws of any jurisdictions, is required in connection with the (A) authorization, issuance, transfer, sale or delivery of the Shares to be sold by the Company; (B) authorization, issuance or delivery of the Warrants or issuance of shares of Common Stock upon exercise of the Warrants; (C) transfer, sale or delivery of the Shares to be sold by the Selling Stockholder; (D) execution, delivery and performance of this Agreement by the Company and the Selling Stockholder; or (E) taking of any action contemplated herein, or if so required all such authorizations, approvals, consents and licenses, have been obtained.

         (iii) The Company has an authorized capital stock and authorized and outstanding stock options and warrants as set forth in the Registration Statement and the Prospectus. All of the Shares (including the Shares to be sold by the Selling Stockholder) will, upon payment therefor, be duly authorized, validly issued, fully paid and nonassessable, to the knowledge of such counsel are not subject to pre-emptive rights and have not been issued in violation of any statutory pre-emptive rights or, to the best of such counsel's knowledge, similar contractual rights.

         (iv) To such counsel's knowledge, no holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement. The description of the Common Stock and the Shares contained in the Registration Statement and the Prospectus conforms to the rights set forth in the instruments defining the same and is in conformity in all material respects with the requirements of Item 9 of the Registration Statement.

         (v) The Company is not an "investment company" as defined in Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Registration Statement and the Prospectus, will not become an "investment company" and will not be required to register under the Investment Company Act; the Company has not been required to make any filings pursuant to the Exchange Act, other than the registration statement on Form 8-A.

         (vi) The Company has full corporate power and authority to enter into the Warrants. The Warrants have been duly authorized, executed, issued and delivered and constitute the valid and legally enforceable obligation of the Company, except as the indemnification and contribution provisions thereunder may be limited by applicable law and the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity. The shares of Common Stock required to be sold or issued by the Company upon exercise of the Warrants have been duly authorized and reserved for sale or issuance, and, when sold or issued and delivered upon payment of the exercise price therefor as provided in the Warrants, will be duly and validly issued, fully paid and nonassessable.

         (vii) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

         (viii) The Registration Statement and the Prospectus, and each amendment thereof or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and other financial or accounting data contained in the Registration Statement or the Prospectus).

         (ix) Such counsel does not know of any contracts or documents required to be summarized or disclosed in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so summarized or disclosed or so filed, and such counsel does not know of any pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been described as required.

         (x) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. The opinion delivered at the Closing Time shall state that all filings required by Rules 424 and 430A of the Rules and Regulations have been made.

         (xi) The execution and delivery of this Agreement and the Warrants by the Company, the consummation by the Company of the transactions herein or therein contemplated and the compliance with the terms of this Agreement and the Warrants do not and will not conflict with or result in a breach of any of the terms or provisions of or violate or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage or other agreement or instrument known to such counsel (as a result of being an exhibit to the Registration Statement or identified in response to counsel's due diligence checklist) to which the Company or the Selling Stockholder is a party or by which the Company or the Selling Stockholder or any of its or his respective properties is bound.

         (xii) Upon delivery of the certificates for the Shares to be sold by the Selling Stockholder and payment therefor in accordance with the terms hereof, each of the Underwriters will have the status of a "bona fide purchaser" of such Shares under Article 8 of the Uniform Commercial Code as currently in effect in the State of New York and will take free of any adverse claims assuming that such Underwriter purchased such Shares in good faith and without notice of any adverse claims.

                                    EXHIBIT 2

               FORM OF OPINION OF KRESSEL, ROTHLEIN & ROTH, ESQS.


         (i) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Subsidiary has the corporate power and authority to own or lease all of the assets owned or leased by it, and conduct its business as described in the Registration Statement and the Prospectus, and each of the Company and the Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it and/or the character of the assets owned and leased by it makes such qualification or license necessary, except for such jurisdictions in which the failure to be so licensed or qualified or in good standing would not have a material adverse effect upon the Company and the Subsidiary taken as a whole. To the knowledge of such counsel, each of the Company and the Subsidiary is in compliance in all material respects with all laws, regulations and orders applicable to it or its business, the violation of which would have a material adverse effect upon its legal existence or its business, business prospects, financial condition, results of operations, earnings or properties. The Company and the Subsidiary have, to the knowledge of such counsel, all necessary authorizations, approvals, consents, licenses, certificates and permits of and from all Federal and state governmental or regulatory bodies or officials, to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their businesses, as described in the Registration Statement and the Prospectus, except where failure to have any such authorization, approval, consent, license, certificate or permit would not have a material adverse effect upon the Company and the Subsidiary taken as a whole.

         (ii) The Company has outstanding capital stock as set forth in the Registration Statement and the Prospectus. The outstanding shares of the Common Stock (including the Shares to be sold by the Selling Stockholder) have been duly authorized, validly issued, fully paid and nonassessable, to the knowledge of such counsel are not subject to pre-emptive rights and have not been issued in violation of any statutory pre-emptive rights or, to the best of such counsel's knowledge, similar contractual rights.

         (iii) All of the issued and outstanding shares of the capital stock of the Subsidiary are validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, all of the issued and outstanding shares of stock of the Subsidiary are owned by the Company free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, charges, encumbrances and restrictions of every nature.

         (iv) To such counsel's knowledge, no holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

         (v) Such counsel does not know of any contracts or documents required to be summarized or disclosed in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so summarized or disclosed or so filed, and such counsel does not know of any pending or threatened legal or governmental proceedings required to be disclosed in the Prospectus which have not been described as required.

         (vi) Upon delivery of the certificates for the Shares to be sold by the Selling Stockholder and payment therefor in accordance with the terms hereof, each of the Underwriters will have the status of a "bona fide purchaser" of such Shares under Article 8 of the Uniform Commercial Code as currently in effect in the State of New York and will take free of any adverse claims assuming that such Underwriter purchased such Shares in good faith and without notice of any adverse claims.




                                       -2-